Exhibit 99.1
Press Release
FOR IMMEDIATE RELEASE
Micro Linear Corporation Announces Agreement
to be Acquired by Sirenza Microdevices, Inc.

San Jose, CA—August 15, 2006—Micro Linear Corporation. (Nasdaq:MLIN), a leading supplier of highly integrated digital wireless transceivers, today announced that it has signed a definitive agreement to be acquired by Sirenza Microdevices, Inc. (Nasdaq:SMDI), headquartered in Broomfield, Colorado.
Under the terms of the agreement, 0.365 of a Sirenza share will be issued for each Micro Linear share, subject to potential adjustment as described in more detail below. Based on Micro Linear’s fully diluted shares outstanding and Sirenza’s closing price on August 14, 2006, the transaction is currently valued at approximately $45.6 million.
Sirenza Microdevices is a supplier of radio frequency (RF) components with operations in China, Germany and the United States. Sirenza Microdevices, and its subsidiary Premier Devices, design and develop RF components for the commercial communications, consumer, and aerospace and defense (A&D) equipment markets. The acquisition has been approved by the boards of directors of each company and is expected to close in the fourth quarter of 2006, subject to the approval of Micro Linear shareholders and other customary closing conditions.
Micro Linear will join Sirenza’s SMDI business segment, augmenting its existing product portfolio and expanding its expertise in integrated RF IC products for consumer applications. In connection with the proposed transaction, it is expected that Timothy Richardson, president and CEO of Micro Linear, will join Sirenza as chief strategy officer and will report to Robert Van Buskirk, Sirenza’s president and CEO. Additionally, it is currently anticipated that John Zucker, current chairman of the Micro Linear Board of Directors, will join the Sirenza Board as an independent director at the close of the transaction.
“We are pleased with the terms of the proposed transaction and believe the business combination with Sirenza to be in the best interests of Micro Linear’s customers and shareholders,” said Timothy Richardson, Micro Linear president and CEO. “Sirenza and Micro Linear have complementary technologies and products and the combined company can leverage its extensive high-volume IC design and production capabilities for world-class transceiver/tuner products targeted at a wide variety of global wireless applications. This transaction offers the potential to realize substantial synergies and should result in a stronger, more competitive company that is well positioned to continue to build shareholder value.”
“We believe the acquisition of Micro Linear is another significant step toward achieving our strategic goals of diversifying our end markets, expanding our product breadth and strengthening our world-class RF core competencies,” stated Robert Van Buskirk, president and CEO of Sirenza Microdevices. “Micro Linear’s strong position in silicon-based transceiver IC products enables our penetration into the high-volume digital cordless phone market, launches us into the growing PHS terminal market and strengthens our current participation in the expanding digital TV (DTV) and set-top box markets. We look forward to completing the transaction and to working closely with our broadened customer base as we move into 2007 as a stronger, more diversified RF component supplier.”

The exchange ratio is subject to change based on the price of Sirenza’s common stock as reported on Nasdaq prior to the consummation of the merger. If the average closing price of Sirenza’s common stock as reported on the Nasdaq is less than $7.77 for the ten consecutive trading days ending on the third trading day immediately preceding the date the merger is consummated, the exchange ratio shall be increased such that each share of Micro Linear common stock shall be converted into the number of shares of Sirenza common stock with a value (based on such average) equal to $2.84, provided that the applicable exchange ratio shall never be greater than 0.405. Conversely, if the average closing price of Sirenza’s common stock as reported by Nasdaq for the above-described period is greater than $11.66, the exchange ratio shall be decreased such that each share of Micro Linear common stock shall be converted into the number of shares of Sirenza common stock with a value (based on such average) equal to $4.26, provided that the applicable exchange ratio shall never be less than 0.325.
Teleconference and Webcast
The management of Sirenza and Micro Linear plan to host a teleconference at 3:00 p.m. MDT/ 5:00 p.m. EDT today to discuss the proposed transaction. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza’s website at www.sirenza.com. The teleconference webcast will be archived on this site for one week, and a telephonic replay for domestic listeners will be available at (800) 405-2236, conference ID number 11068604#, and for international listeners at (303) 590-3000, conference ID number 11068604#, until August 23, 2006.
Micro Linear Corporation
Micro Linear Corporation is a fabless semiconductor company specializing in wireless integrated circuit solutions, which enable a variety of wireless products serving a global market. These transceivers can be used in many streaming wireless applications such as cordless phones, PHS handsets, wireless speakers and headphones, security cameras, game controllers, cordless headsets and other personal electronic appliances. Headquartered in San Jose, California, Micro Linear’s products are available through its authorized representatives and distributors worldwide. For more information, please visit www.microlinear.com
Sirenza Microdevices, Inc.
Sirenza Microdevices is a supplier of radio frequency (RF) components. Headquartered in Broomfield, Colorado, with operations in China, Germany and the U.S., Sirenza Microdevices and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace and defense (A&D) equipment markets. Sirenza’s integrated circuit (IC), multi-chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and antennae and receivers for satellite radio. Certifications include ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI). Detailed product information may be found on Sirenza’s website at www.sirenza.com and at www.premierdevices.com.
Safe Harbor for Forward-Looking Statements
This news release contains forward-looking statements regarding future events or results, including any statements regarding the anticipated timing, economic terms, integration, potential synergies or other results or effects on the combined company of the proposed acquisition, the future roles of any Micro Linear personnel or affiliates within Sirenza, or future growth in any end markets. Sirenza and Micro Linear wish to caution readers that such statements are, in fact, predictions and that actual events or results may differ materially. There is no assurance that the acquisition will be consummated, that the integration will be successful, or that the anticipated benefits of the acquisition will be realized. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in each company’s filings with the Securities and Exchange Commission, specifically Sirenza’s Form 10-Q filed in August 2006 and Micro Linear’s Form 10-Q filed in May 2006. Micro Linear and Sirenza undertake no obligation to update their forward-looking statements at any time or for any reason.
Additional Information and Where to Find It:
This press release is not a proxy statement or a prospectus for the proposed transaction. Sirenza will file a registration statement on Form S-4 in connection with the proposed transaction, which will include Micro Linear’s proxy statement and Sirenza’s prospectus for the proposed transaction. Investors are urged to read the proxy statement/prospectus, which will contain important information about the proposed transaction, when it becomes available. The proxy statement/prospectus and other documents which are filed by Sirenza or Micro Linear with the Securities and Exchange Commission (the “SEC”) will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made by Sirenza to Sirenza Microdevices, Inc., 303 S. Technology Court, Broomfield, CO 80021, Attention: Investor Relations or by directing a request when such a filing is made by Micro Linear to Micro Linear Corporation, 2050 Concourse Drive, San Jose, CA 95131, Attention: Investor Relations.
Micro Linear, its directors and certain of its executive officers, as well as Sirenza, its directors and certain of its executive officers, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Micro Linear and their respective interests in the proposed transaction will be set forth in the proxy statement/prospectus that Sirenza and Micro Linear will file with the SEC in connection with the proposed transaction. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

Contact:
Tim Richardson, CEO
Micro Linear Corporation
(408) 433-5200
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